UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 16, 2009

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-22999 (Commission File Number)	94-2432628 (IRS Employer Identification No.)

423 West 55th Street, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices, including zip code)

(212) 949-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On April 3, 2009, Tarragon Corporation (“Tarragon”) and certain of its direct and indirect subsidiaries and affiliates (collectively, the “Debtors”) filed certain unaudited amended monthly operating reports for the period January 12, 2009 through January 31, 2009 with the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”).  Exhibit 99.1 to this Current Report on Form 8-K/A contains the unaudited amended monthly operating report of Tarragon for the period January 12, 2009 through January 31, 2009 (the “Monthly Operating Report”) as filed with the Bankruptcy Court.  The Monthly Operating Report was amended to revise the balance sheet presentation for individual debtor entities.  The original Monthly Operating Report was filed on March 16, 2009 with the Bankruptcy Court.

As previously announced, it is not expected that there will be any distribution to Tarragon equity holders in conjunction with Tarragon's bankruptcy cases pending before the Bankruptcy Court.

The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). The financial information contained in the Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the Monthly Operating Report. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01.                                Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Amended Monthly Operating Report for the Period from January 12, 2009 through January 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION

By:	/s/ ERIN D. PICKENS
Erin D. Pickens
Executive Vice President and Chief Financial Officer

Date:  April 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended Monthly Operating Report for the Period from January 12, 2009 through January 31, 2009